UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2021

PETRO USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-12895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7325 Oswego Road
Liverpool, N.Y. 13090
(Address of principal offices)

(315) 451-7515
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) unde the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	PBAJ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2020, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, the appointment of Mr. Pete R Iodice, as President of the Company and as member of the Board.

Mr. Iodice is involved in the development and operations of convenience stores, travel centers and quick serve restaurants.  He has served in senior management and as a director of prior corporations within this industry space and for over 25 years. Mr. Iodice’s major responsibilities were the overseeing and overall operations of those companies. Having the primary responsibility for the growth and expansion of these companies.

Over his career Mr. Iodice has either owned, developed, acquired for 3rd party lease or operated over 50 plus convenience stores, travel centers or quick serve restaurants. The locations trade under EZ Mart Foods Stores, Check n Go Food Stores, 1780 Country Kitchens or Bryans Country Stores.

Mr. Iodice’s management experience in the convenience store and quick serve restaurant industry started after graduating from the University of Georgia in 1973 and has continued throughout his professional business career.  Mr. Iodice maintains memberships in local, state and national associations within the convenience store and quick serve restaurant industry.  Mr. Iodice received his BBA degree from the University of Georgia in Marketing and Finance in 1973.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2021	All State Properties Holdings, Inc.

By: /s/ Joseph C. Passalaqua
Joseph C. Passalaqua, Chief Executive Officer